		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended December 31, 2010

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$1,358,697	$1,358,697
Unrealized Gain (Loss) on Market Value of Futures	7,013,052	7,013,052
Interest Income	6,376	6,376
ETF Transaction Fees	4,000	4,000
Total Income (Loss)	$8,382,125	$8,382,125

Expenses
Investment Advisory Fee	$66,026	$66,026
Brokerage Commissions	6,131	6,131
Other Expenses	22,072	22,072
Total Expenses	94,229	94,229
Expense Waiver	(11,646)	(11,646)
Net Expenses	$82,583	$82,583
Net Gain (Loss)	$8,299,542	$8,299,542

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$69,637,363	$69,637,363
Additions	25,055,429	25,055,429
Net Gain (Loss)	8,299,542	8,299,542

Net Asset Value End of Period	$102,992,334	$102,992,334
Net Asset Value Per Unit	$64.37

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 12/1/10	1,200,020	1,200,020
Additions	400,000	400,000
Units Outstanding End of Period 12/31/10	1,600,020	1,600,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502